                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

             United States                                41-0257700
       (State of Incorporation)                        (I.R.S. Employer
                                                      Identification No.)

       U.S. Bank Trust Center
       180 East Fifth Street
       St. Paul, Minnesota                                  55101
(Address of Principal Executive Offices)                 (Zip Code)


                               Conseco Bank, Inc.
             (Exact name of Registrant as specified in its charter)

               Utah                                      41-1889753
     (State of Incorporation)                          (I.R.S. Employer
                                                      Identification No.)

    2825 E. Cottonwood Parkway
            Suite 230
         Salt Lake City, UT                                 84121
(Address of Principal Executive Offices)                  (Zip Code)


                    Conseco Finance Credit Card Funding Corp.
             (Exact name of Registrant as specified in its charter)

         Minnesota                                        41-1990685
  (State of Incorporation)                             (I.R.S. Employer
                                                      Identification No.)

      110 Landmark Towers
     345 St. Peter Street
       Saint Paul, MN                                       55102
(Address of Principal Executive Offices)                  (Zip Code)


                               Asset Backed Notes
                       (Title of the Indenture Securities)

                                     GENERAL

1. General Information Furnish the following information as to the Trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.
                       Comptroller of the Currency
                       Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.
                       Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
                       None

         See Note following Item 16.

         Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

         1.       Copy of Articles of Association.*

         2.       Copy of Certificate of Authority to Commence Business.*

         3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

         4.       Copy of existing By-Laws.*

         5.       Copy of each Indenture referred to in Item 4. N/A.

         6. The consents of the Trustee required by Section 321(b) of the act.

         7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

         * Incorporated by reference to Registration Number 22-27000.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 11th day of April, 2001.


                                       U.S. BANK TRUST NATIONAL ASSOCIATION



                                       /s/ Tamara Schultz-Fugh
                                       -------------------------------------
                                       Tamara Schultz-Fugh
                                       Vice President




/s/ Eve D. Kaplan
-------------------------------
Eve D. Kaplan
Assistant Secretary

                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: April 11, 2001


                                        U.S. BANK TRUST NATIONAL ASSOCIATION



                                        /s/ Tamara Schultz-Fugh
                                        ------------------------------------
                                        Tamara Schultz-Fugh
                                        Vice President